UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On January 25, 2005, the Registrant entered into amended agreements with Robert J. Ready, Chairman of the Board, President and Chief Executive Officer, and James P. Sferra, Secretary; Executive Vice President - Manufacturing; and Director. These agreements govern the respective executive’s transition from full-time employment at such time as the executive notifies the Registrant that the transition shall commence.

Item 2.02.     Results of Operations and Financial Condition.

        On January 26, 2005, the Registrant issued a press release announcing its financial results for the quarter and six month periods ending December 31, 2004. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	Amended Agreement dated January 25, 2005 between LSI Industries Inc. and Robert J. Ready

Exhibit 10.2	Amended Agreement dated January 25, 2005 between LSI Industries Inc. and James P. Sferra

Exhibit 99	Press release dated January 26, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC. BY: /s/Ronald S. Stowell —————————————— Ronald S. Stowell Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

January 26, 2005